                                                          Exhibit No. EX-99.4.a.

                        AGREEMENT AND PLAN OF ACQUISITION

     THIS AGREEMENT AND PLAN OF ACQUISITION (the "Plan") is made as of this 16th day of June,  2006,  by and  among:  (i)  Lincoln  National  Income  Fund,  Inc.
("Acquired  Fund"),  a corporation  incorporated  under the laws of the State of
Maryland and a closed-end  management  investment  company  registered under the
Investment  Company Act of 1940,  as amended  ("1940  Act"),  with its principal place of business at One Commerce Square, Philadelphia,  PA 19103; (ii) Delaware
Group  Income  Funds  ("Acquiring  Trust"),  on  behalf of its  series  Delaware
Corporate Bond Fund ("Acquiring  Fund"), a statutory trust formed under the laws of  the  State  of  Delaware  and  an  open-end  management  investment  company registered  under the 1940 Act,  with its  principal  place of  business  at One
Commerce Square,  Philadelphia,  PA 19103; and (iii) Delaware Management Company
("DMC"),  a series of Delaware  Management  Business  Trust,  a statutory  trust formed  under the laws of the State of  Delaware,  with its  principal  place of business at One Commerce Square, Philadelphia, PA 19103.

                                 REORGANIZATION

     The reorganization  (hereinafter referred to as the "Reorganization")  will consist of (i) the acquisition by Acquiring  Trust, on behalf of Acquiring Fund, of  substantially  all of the property,  assets and goodwill of Acquired Fund in exchange solely for full and fractional shares of beneficial  interest,  without par value, of Acquiring Fund - Class A Shares  ("Acquiring  Fund Shares");  (ii)
the  distribution of Acquiring Fund Shares to the  shareholders of Acquired Fund according to their  respective  interests in  liquidation  of Acquired Fund; and
(iii) the  dissolution  of  Acquired  Fund as soon as is  practicable  after the closing (as defined in Section 3,  hereinafter  called the "Closing"),  all upon and subject to the terms and conditions of this Plan hereinafter set forth.

                                    AGREEMENT

     In order to consummate the Plan and the Reorganization and in consideration of the premises and of the covenants and agreements  hereinafter set forth,  and intending to be legally bound, the parties hereto covenant and agree as follows:

1.   Sale and Transfer of Assets, Liquidation and Dissolution of Acquired Fund.

     (a)  Subject to the terms and  conditions of this Plan,  and in reliance on the  representations  and warranties of Acquiring  Trust, on behalf of
          Acquiring Fund, herein contained, and in consideration of the delivery by  Acquiring  Trust,  on behalf of Acquiring  Fund,  of the number of
          Acquiring Fund Shares hereinafter provided,  Acquired Fund agrees that it will convey,  transfer and deliver to Acquiring Trust, on behalf of
          Acquiring  Fund,  at the Closing all of Acquired  Fund's then existing
          assets,  free  and  clear  of  all  liens,   encumbrances  and  claims
          whatsoever (other than  shareholders'  rights of redemption,  if any), except for cash,  bank  deposits or cash  equivalent  securities in an estimated  amount  necessary  to:  (i) pay the costs and  expenses  of carrying out this Plan (including, but not limited to, fees of counsel and  accountants,  and  expenses of its  liquidation  and  dissolution contemplated hereunder), which costs and expenses shall be established on Acquired  Fund's books as liability  reserves;  (ii)  discharge its unpaid  liabilities  on its books at the  Closing  date (as defined in
          Section 3, hereinafter called the "Closing Date"),  including, but not limited to, its income dividends and capital gains  distributions,  if any,  payable for the period prior to, and  through,  the Closing Date and excluding those  liabilities that would otherwise be discharged at a later date in the ordinary  course of  business;  and (iii) pay such contingent liabilities as the Board of Directors of Acquired Fund (the
          "Acquired Fund Board") shall reasonably deem to exist against Acquired
          Fund,  if any, at the Closing  Date,  for which  contingent  and other appropriate liability reserves shall be established on Acquired Fund's books (hereinafter "Net Assets").  Acquired Fund shall also retain any and all rights  that it may have over and  against any person that may have arisen up to and  including  the close of business on the Closing
          Date.

     (b)  Subject to the terms and  conditions of this Plan,  and in reliance on the  representations and warranties of Acquired Fund herein contained, and in consideration of such sale, conveyance,  transfer and delivery,
          Acquiring Trust, on behalf of Acquiring Fund, agrees at the Closing to
          deliver  to  Acquired  Fund  the  number  of  Acquiring   Fund  Shares
          determined  by:  (i)  dividing  the net  asset  value per share of the
          Acquired  Fund by (ii) the net asset value per share of the  Acquiring
          Fund  Shares,  and (iii)  multiplying  the  resulting  quotient by the number of outstanding  Acquired Fund shares.  All such values shall be determined  in the  manner  and as of the time set forth in  Section 2 hereof.

     (c)  Immediately  following  the  Closing,  Acquired  Fund  shall  effect a liquidating  distribution  of the  Acquiring  Fund Shares  received by
          Acquired  Fund  pursuant to this  Section 1,  together  with any other assets,  pro rata to Acquired Fund's  shareholders of record as of the close of business on the Closing Date. Such  liquidating  distribution shall be  accomplished by the  establishment  of accounts on the share records  of  Acquiring  Fund of the type and in the  amounts  due such shareholders  based on their  respective  holdings  as of the close of business on the Closing Date.  Fractional  Acquiring Fund Shares shall be carried to the third decimal  place.  As promptly as is practicable after the  Closing,  each  holder of any  outstanding  certificate  or certificates  representing  common stock of Acquired  Fund  ("Acquired
          Fund Shares")  shall be entitled to surrender the same to the transfer agent for Acquiring  Trust,  on behalf of Acquiring  Fund, in exchange for the number of Acquiring  Fund Shares into which the Acquired  Fund
          Shares  theretofore  represented by the certificate or certificates so surrendered  shall have been  converted.  Until so  surrendered,  each outstanding  certificate  which,  prior  to the  Closing,  represented
          Acquired  Fund  Shares  shall  be  deemed  for all  Acquiring  Trust's purposes to evidence  ownership of the number of Acquiring Fund Shares into which the Acquired  Fund Shares  (which prior to the Closing were represented  thereby)  have been  converted.  Promptly  following  the
          Closing and the liquidating  distribution of the Acquiring Fund Shares
          (and any  resolution of litigation or other  contingent  liabilities),
          Acquired Fund shall be dissolved.

2.   Valuation.

     (a)  The value of Acquired  Fund's Net Assets to be  acquired by  Acquiring
          Trust, on behalf of Acquiring Fund,  hereunder shall be computed as of
          4:00 p.m. Eastern time on the Closing Date in a manner consistent with the valuation  procedures  described in Acquired  Fund's  registration statement on Form N-2 dated April 25, 1994, as such  disclosures  have been amended to date by any: (i)  amendments  to Acquired  Fund's Form
          N-2  filed  with the U.S.  Securities  and  Exchange  Commission  (the
          "SEC");  (ii) press  releases  issued on behalf of Acquired  Fund; and
          (iii) Acquired Fund annual or semi-annual reports sent to shareholders pursuant to Section 30 of the 1940 Act  (together,  the "Acquired Fund
          Disclosure Documents").

     (b)  The net asset value per Acquired Fund Share shall be determined to the second decimal place as of 4:00 p.m.  Eastern time on the Closing Date in a manner  consistent  with the  valuation  procedures  described in
          Acquired Fund's Disclosure Documents.

     (c)  The net asset value of a share of  beneficial  interest  of  Acquiring
          Fund Shares shall be determined to the second decimal place as of 4:00
          p.m. Eastern time on the Closing Date in a manner  consistent with the valuation procedures described in Acquiring Fund's currently effective prospectus.

3.   Closing Date

     The Closing Date shall be June 16, 2006,  or such later date as the parties may mutually  agree.  The Closing  shall take place at the  principal  office of
Acquiring  Trust at 5:00 p.m.  Eastern time, on the Closing Date.  Acquired Fund shall  have  provided  for  delivery  as of the  Closing  of those Net Assets of
Acquired Fund to be  transferred to the account of Acquiring  Fund's  custodian,
JPMorgan  Chase  Bank,  4 Chase  MetroTech  Center,  Brooklyn,  New York  11245.
Acquired Fund shall also deliver at the Closing a list of names and addresses of the  shareholders  of record of its Acquired  Fund Shares and the number of full and fractional shares of common stock of Acquired Fund Shares owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts,  all as of 4:00 p.m. Eastern time on the Closing  Date,  certified by its transfer  agent or by its President or a
Vice President to the best of its or his or her knowledge and belief.  Acquiring
Trust,  on behalf of Acquiring  Fund,  shall issue and deliver a certificate  or certificates evidencing the Acquiring Fund Shares to be delivered to the account of  Acquired  Fund at said  transfer  agent  registered  in such  manner  as the officers of Acquired  Fund may  request,  or provide  evidence  satisfactory  to
Acquired Fund that such Acquiring Fund Shares have been registered in an account on the books of Acquiring  Trust, on behalf of Acquiring Fund, in such manner as the officers of Acquired Fund may request.

4.   Representations  and Warranties by Acquiring  Trust, on Behalf of Acquiring
     Fund.

     Acquiring  Trust, on behalf of Acquiring  Fund,  represents and warrants to
     Acquired Fund that:
     (a)  Acquiring  Trust is a  statutory  trust  formed  under the laws of the
          State of Delaware on September 29, 1999, and is validly existing under the laws of that State.  Acquiring Trust is duly registered  under the
          1940 Act as an open-end,  management investment company and all of the
          Acquiring  Fund  Shares  sold  were  sold  pursuant  to  an  effective registration  statement  filed under the  Securities  Act of 1933,  as amended (the "1933 Act"), except for those shares sold pursuant to the private  offering  exemption  for the purpose of raising the  required initial capital.

     (b)  Acquiring  Trust is authorized to issue an unlimited  number of shares of  beneficial  interest of Acquiring  Fund,  without par value,  each outstanding  share  of which is  fully  paid,  non-assessable,  freely transferable and has full voting rights. Shares of beneficial interest of Acquiring Fund are further divided into five classes of shares,  of which Acquiring Fund Shares is one, and an unlimited  number of shares of beneficial  interest,  without par value,  have been  allocated and designated to Acquiring Fund Shares.

     (c)  The audited financial statements appearing in Acquiring Trust's Annual
          Report to  Shareholders  for the  fiscal  year  ended  July 31,  2005, audited by Ernst & Young,  LLP, a copy of which has been  delivered to
          Acquired Fund, fairly present the financial position of Acquiring Fund as of the respective dates indicated and the results of its operations for the  periods  indicated  in  conformity  with  generally  accepted accounting principles applied on a consistent basis.

     (d)  The books and records of  Acquiring  Trust  accurately  summarize  the accounting  data  represented  and contain no material  omissions with respect to the business and operations of Acquiring Fund.

     (e)  Acquiring  Trust has the necessary  power and authority to conduct its business as such business is now being conducted.

     (f)  Acquiring  Trust is not a party to or obligated under any provision of its  Declaration of Trust or its By-laws  (together,  as each has been amended to date, the "Acquiring Trust Documents"),  or any contract or any other commitment or obligation, and is not subject to any order or decree,  that would be violated  by its  execution  of or  performance under this Plan.

     (g)  Acquiring  Trust has elected to be treated as a  regulated  investment company  ("RIC")  for  federal  income  tax  purposes  under Part I of
          Subchapter  M of the Internal  Revenue  Code of 1986,  as amended (the
          "Code"), and it has qualified as a RIC for each taxable year since its inception  and  will  qualify  as a RIC as of the  Closing  Date,  and consummation  of the  transactions  contemplated  by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (h)  Acquiring Trust is not under  jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

5.   Representations and Warranties by Acquired Fund.

     Acquired Fund represents and warrants to Acquiring Trust that:

     (a)  Acquired  Fund is a  corporation  incorporated  under  the laws of the
          State of Maryland on January 29, 1976,  and is validly  existing under the laws of that State.  Acquired  Fund is duly  registered  under the
          1940 Act as a closed-end  management investment company and all of the
          Acquired  Fund Shares  sold were sold in  compliance  in all  material respects with applicable registration requirements of the 1933 Act.

     (b)  Acquired Fund is authorized to issue ten million  (10,000,000)  shares of common stock of Acquired  Fund,  par value  $0.001 per share,  each outstanding  share  of which is  fully  paid,  non-assessable,  freely transferable  and has full  voting  rights.  Acquired  Fund  currently issues shares of one (1) class,  and it has not  designated any series of shares.

     (c)  The audited financial  statements  appearing in Acquired Fund's Annual
          Report to  Shareholders  for the fiscal year ended  December 31, 2005, audited by Ernst & Young,  LLP, a copy of which has been  delivered to
          Acquiring  Trust,  fairly  present the financial  position of Acquired
          Fund as of the  respective  dates  indicated  and the  results  of its operations  for the periods  indicated in  conformity  with  generally accepted accounting principles applied on a consistent basis.

     (d)  The books and  records  of  Acquired  Fund  accurately  summarize  the accounting  data  represented  and contain no material  omissions with respect to the business and operations of Acquired Fund.

     (e)  Acquired  Fund has the  necessary  power and  authority to conduct its business as such business is now being conducted.

     (f)  Acquired  Fund is not a party to or obligated  under any  provision of its Articles of Incorporation, as amended or supplemented from time to time, or its By-Laws (together,  as each has been amended to date, the
          "Acquired  Fund  Corporate  Documents"),  or any contract or any other commitment or  obligation,  and is not subject to any order or decree, that would be violated by its execution of or  performance  under this
          Plan.

     (g)  Acquired  Fund has elected to be treated as a RIC for  federal  income tax  purposes  under Part I of  Subchapter  M of the Code,  and it has qualified as a RIC for each taxable year since its  inception and will qualify  as a RIC as of the  Closing  Date,  and  consummation  of the transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (h)  Acquired  Fund is not under  jurisdiction  of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

6.   Representations  and  Warranties by Acquired Fund and Acquiring  Trust,  on
     Behalf of Acquiring Fund.

     Acquired  Fund and  Acquiring  Trust,  on behalf of  Acquiring  Fund,  each represents and warrants to the other that:

     (a)  The  statement of assets and  liabilities  to be furnished by it as of
          4:00  p.m.  Eastern  time on the  Closing  Date,  for the  purpose  of determining  the number of Acquiring Fund Shares to be issued pursuant to Section 1 of this Plan, will  accurately  reflect its Net Assets in the case of Acquired  Fund and its net assets in the case of Acquiring
          Fund and the  outstanding  Acquired  Fund  Shares and  Acquiring  Fund
          Shares,  respectively,  as of such date, in conformity  with generally accepted accounting principles applied on a consistent basis.

     (b)  At the Closing,  it will have good and marketable  title to all of the securities  and other  assets  shown on the  statement  of assets  and liabilities  referred to in (a) above,  free and clear of all liens or encumbrances of any nature  whatsoever,  except such  imperfections of title or encumbrances  as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (c)  Except  as  has  been  previously   disclosed  in  the  Acquired  Fund
          Disclosure  Documents  or  in  Acquiring  Fund's  currently  effective prospectus,  there is no material suit,  judicial action,  or legal or administrative  proceeding pending or threatened against Acquired Fund or Acquiring Fund, respectively.

     (d)  There are no known  actual or  proposed  deficiency  assessments  with respect to any taxes payable by it.

     (e)  The  execution,  delivery and  performance of this Plan have been duly authorized  by all  necessary  action  of the  Board  of  Trustees  of
          Acquiring  Trust (the  "Acquiring  Trust  Board") or the Acquired Fund
          Board,  respectively,  and this Plan  constitutes  a valid and binding obligation enforceable in accordance with its terms.

     (f)  It  anticipates  that the  consummation  of this  Plan  will not cause either  Acquired  Fund or  Acquiring  Fund to fail to  conform  to the requirements  of Subchapter M of the Code for federal income  taxation as a RIC at the end of its fiscal year.

     (g)  It has the  necessary  power and  authority to conduct its business as such business is now being conducted.

7.   Covenants  of Acquired  Fund and  Acquiring  Trust,  on Behalf of Acquiring
     Fund.

     (a)  Acquired Fund and Acquiring  Trust,  on behalf of Acquiring Fund, each covenants to operate its  respective  business as presently  conducted between the date hereof and the Closing.

     (b)  Acquired  Fund  undertakes  that it will not  acquire  Acquiring  Fund
          Shares for the purpose of making distributions thereof to anyone other than Acquired Fund's shareholders.

     (c)  Acquired Fund undertakes  that, if this Plan is  consummated,  it will dissolve its  corporate  existence,  file an  application  pursuant to
          Section 8(f) of the 1940 Act for an order declaring that it has ceased to be an investment company and take the necessary actions,  including making the necessary  filings,  to withdraw its shares from listing on those stock  exchanges on which  Acquired Fund Shares are listed as of the Closing Date.

     (d)  Acquired Fund and Acquiring  Trust,  on behalf of Acquiring Fund, each agrees that, by the Closing,  all of its federal and other tax returns and  reports  required by law to be filed on or before such date shall have been filed,  and all federal and other taxes shown as due on said returns shall have either been paid or had adequate liability reserves created for the payment of such taxes.

     (e)  At the Closing,  Acquired Fund will provide  Acquiring Trust a copy of the shareholder ledger accounts, certified by Acquired Fund's transfer agent or its  President or a Vice  President to the best of its or his or her knowledge and belief,  for all of the shareholders of record of
          Acquired Fund Shares as of 4:00 p.m.  Eastern time on the Closing Date who are to become  shareholders  of Acquiring  Fund as a result of the transfer of assets that is the subject of this Plan.

     (f)  Acquired  Fund  agrees to mail to each of its  shareholders  of record entitled to vote at the meeting of its shareholders at which action on this Plan is to be  considered,  in  sufficient  time to  comply  with requirements  as to notice  thereof,  a combined  Prospectus and Proxy
          Statement  that complies in all material  respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as
          amended,  and  Section  20(a)  of the  1940  Act,  and the  rules  and regulations, respectively, thereunder.

     (g)  Acquiring Trust, on behalf of Acquiring Fund, will file with the SEC a registration  statement  on Form N-14 under the 1933 Act  relating  to
          Acquiring Fund Shares  issuable  hereunder (the  "Acquiring  Fund N-14
          Registration  Statement"),  and will use its best  efforts  to provide that the Acquiring Fund N-14 Registration  Statement becomes effective as promptly as is practicable.  At the time it becomes effective,  the
          Acquiring  Fund N-14  Registration  Statement  will (i)  comply in all material respects with the applicable  provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required  to be stated  therein or  necessary  to make the  statements
          therein  not   misleading.   At  the  time  the  Acquiring  Fund  N-14
          Registration  Statement  becomes  effective,  at the time of  Acquired
          Fund's shareholders' meeting to consider this Plan, and at the Closing
          Date, the Prospectus and Statement of Additional  Information included in the Acquiring Fund N-14 Registration Statement will not contain any untrue  statement of a material  fact or omit to state a material fact necessary  to  make  the  statements  therein,  in  the  light  of the circumstances under which they were made, not misleading.

     (h)  Acquired Fund and Acquiring  Trust,  on behalf of Acquiring Fund, each agrees that, before the Closing,  it will deliver to the other party a copy of the  resolutions,  adopted  and  approved  by the  appropriate action of its Board,  certified by its President,  a Vice President or
          an   equivalent   officer  of  Acquired   Fund  or  Acquiring   Trust,
          respectively,  approving  the  imposition  by Acquiring  Trust of a 2%
          redemption  fee on those  Acquiring  Fund Shares issued as part of the
          Reorganization  pursuant to this Plan to Acquired Fund shareholders in exchange for their Acquired Fund Shares that are redeemed or exchanged out of Acquiring Fund within three (3) months after the Closing Date.

8.   Conditions  Precedent to be Fulfilled by Acquired Fund and Acquiring Trust,
     on Behalf of Acquiring Fund.

     The  consummation  of this Plan hereunder shall be subject to the following respective conditions:
     (a)  That:  (i) all the  representations  and warranties of the other party contained  herein shall be true and correct as of the Closing with the same  effect as  though  made as of and at such  date;  (ii) the other party shall have performed all obligations required by this Plan to be performed by it prior to the Closing;  and (iii) the other party shall have delivered to such party a certificate signed by its President,  a
          Vice President or an equivalent officer to the foregoing effect.

     (b)  That each party shall have  delivered to the other party a copy of the resolutions approving the Plan adopted and approved by the appropriate action  of the  Acquired  Fund  Board or  Acquiring  Trust  Board,  as
          appropriate,  certified  by  its  President,  a Vice  President  or an equivalent officer of Acquired Fund or Acquiring Trust, respectively.

     (c)  That the SEC shall not have issued an  unfavorable  management  report under  Section  25(b) of the 1940 Act or  instituted  or threatened to institute any proceeding  seeking to enjoin  consummation  of the Plan under  Section 25(c) of the 1940 Act.  And,  further,  no other legal, administrative  or other  proceeding  shall  have been  instituted  or threatened  that would  materially  affect the financial  condition of either party or would prohibit the transactions contemplated hereby.

     (d)  That this Plan and the Reorganization  contemplated  hereby shall have
          been   adopted  and  approved  by  the   appropriate   action  of  the
          shareholders  of Acquired Fund at an annual or special  meeting or any adjournment thereof.

     (e)  That a  distribution  or  distributions  shall have been  declared for
          Acquired  Fund  prior to the  Closing  Date  that,  together  with all previous  distributions,  shall have the effect of distributing to its shareholders  (i) all of its  ordinary  income and all of its  capital gain net  income,  if any,  for the period  from the close of its last fiscal year to 4:00 p.m.  Eastern time on the Closing  Date;  and (ii)
          any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution.  Capital gain net income has the meaning given such term by Section  1222(a) of the Code.

     (f)  That there shall be delivered to Acquired Fund and Acquiring  Trust an opinion from Stradley Ronon Stevens & Young,  LLP, counsel to Acquired
          Fund and Acquiring Trust, to the effect that, provided the acquisition contemplated  hereby is carried out in  accordance  with this Plan and the laws of the State of Maryland and the State of Delaware, and based upon certificates of the officers of Acquired Fund and Acquiring Trust with regard to matters of fact:

          (1)  The acquisition by Acquiring  Trust, on behalf of Acquiring Fund, of substantially  all the assets of Acquired Fund as provided for herein in exchange  for  Acquiring  Fund  Shares  followed by the distribution  by Acquired Fund to its  shareholders  of Acquiring
               Fund Shares in complete liquidation of Acquired Fund will qualify as a  reorganization  within the meaning of Section  368(a)(1) of the Code,  and Acquired  Fund and Acquiring  Trust,  on behalf of
               Acquiring  Fund,  will  each be a "party  to the  reorganization"
               within the meaning of Section 368(b) of the Code;

          (2)  No gain or loss  will be  recognized  by  Acquired  Fund upon the transfer of substantially  all of its assets to Acquiring Fund in exchange  solely for voting  shares of Acquiring  Fund  (Sections
               361(a) and 357(a) of the Code);

          (3)  No gain or loss will be  recognized  by  Acquiring  Fund upon the receipt of  substantially  all of the assets of Acquired  Fund in exchange  solely for voting  shares of  Acquiring  Fund  (Section
               1032(a) of the Code);

          (4)  No gain or loss  will be  recognized  by  Acquired  Fund upon the distribution  of  Acquiring  Fund Shares to its  shareholders  in liquidation  of Acquired Fund (in pursuance of the Plan) (Section
               361(c)(1) of the Code);

          (5)  The basis of the assets of Acquired  Fund  received by  Acquiring
               Fund  will be the same as the basis of such  assets  to  Acquired
               Fund immediately prior to the  Reorganization  (Section 362(b) of the Code);

          (6)  The  holding  period of the assets of Acquired  Fund  received by
               Acquiring  Fund will include the period  during which such assets were held by Acquired Fund (Section 1223(2) of the Code);

          (7)  No  gain  or  loss  will be  recognized  to the  shareholders  of
               Acquired  Fund upon the exchange of their shares in Acquired Fund for voting shares of Acquiring Fund,  including fractional shares to which they may be entitled (Section 354(a) of the Code);

          (8)  The basis of Acquiring Fund Shares  received by the  shareholders of Acquired  Fund shall be the same as the basis of the  Acquired
               Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

          (9)  The  holding  period  of  Acquiring   Fund  Shares   received  by
               shareholders  of Acquired Fund  (including  fractional  shares to which they may be entitled)  will  include the holding  period of the  Acquired  Fund  Shares  surrendered  in  exchange  therefor, provided  that the  Acquired  Fund  Shares were held as a capital asset on the effective date of the exchange  (Section  1223(1) of the Code); and

          (10) Acquiring  Fund will  succeed to and take into  account as of the date of the transfer (as defined in Section  1.381(b)-1(b) of the regulations  issued  by the  United  States  Treasury  ("Treasury
               Regulations"))  the items of Acquired  Fund  described in Section
               381(c) of the Code,  subject to the  conditions  and  limitations specified in Sections  381,  382, 383 and 384 of the Code and the
               Treasury Regulations.

     (g)  That there shall be delivered  to  Acquiring  Trust an opinion in form and substance  satisfactory to it from Stradley Ronon Stevens & Young,
          LLP,  counsel to Acquired  Fund,  to the effect  that,  subject in all respects to the  effects of  bankruptcy,  insolvency,  reorganization, moratorium,  fraudulent  conveyance  and other  laws now or  hereafter affecting generally the enforcement of creditors' rights:

          (1)  Acquired Fund is a corporation incorporated under the laws of the
               State of Maryland on January 29, 1976, and is a validly  existing corporation and in good standing under the laws of that state;

          (2)  Acquired  Fund is  authorized  to issue ten million  (10,000,000)
               shares of common stock, par value $0.001 per share. Acquired Fund currently  issues  shares  of  one  (1)  class  and  it  has  not designated any series of shares. Assuming that the initial shares of common stock of Acquired Fund were issued in  accordance  with the 1940 Act and the Acquired Fund Corporate Documents,  and that all other  outstanding  shares of Acquired Fund were sold, issued and  paid  for  in  compliance  in  all  material  respects  with applicable  registration  requirements of the 1933 Act, each such
               outstanding   share  is  fully   paid,   non-assessable,   freely
               transferable  and has full voting rights in  accordance  with the terms of the Acquired Fund Corporate Documents;

          (3)  Acquired  Fund  is  a  closed-end   investment   company  of  the
               management type registered as such under the 1940 Act;

          (4)  Except as disclosed in the Acquired  Fund  Disclosure  Documents, such counsel does not know of any material suit,  action or legal
               or  administrative   proceeding  pending  or  threatened  against
               Acquired Fund, the unfavorable  outcome of which would materially and adversely affect Acquired Fund;

          (5)  All  corporate  actions  required to be taken by Acquired Fund to authorize this Plan and to effect the Reorganization contemplated hereby have been duly  authorized by all necessary  action on the part of Acquired Fund; and

          (6)  The  execution,  delivery or performance of this Plan by Acquired
               Fund  will  not  violate  any  provision  of  the  Acquired  Fund
               Corporate Documents,  or the provisions of any agreement or other instrument  known to such  counsel  to which  Acquired  Fund is a party or by which Acquired Fund is otherwise bound;  this Plan is the legal,  valid and binding  obligation of Acquired Fund and is enforceable against Acquired Fund in accordance with its terms.

          In giving the opinions set forth above, this counsel may state that it is relying on  certificates  of the  officers  of  Acquired  Fund with regard to matters of fact,  and  certain  certifications  and  written statements of governmental officials with respect to the good standing of Acquired Fund.

     (h)  That there shall be delivered to Acquired  Fund an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel  to  Acquiring  Trust,  to the  effect  that,  subject  in all respects to the  effects of  bankruptcy,  insolvency,  reorganization, moratorium,  fraudulent  conveyance  and other  laws now or  hereafter affecting generally the enforcement of creditors' rights:

          (1)  Acquiring Trust is a statutory trust formed under the laws of the
               State of Delaware on September 29, 1999 and is a validly existing statutory  trust  and in good  standing  under  the  laws of that
               State;

          (2)  Acquiring  Trust is  authorized  to issue an unlimited  number of shares of  beneficial  interest of  Acquiring  Fund,  without par value.  Shares  of  beneficial  interest  of  Acquiring  Fund are further  divided into five classes of shares,  of which Acquiring
               Fund  Shares  is  one,  and an  unlimited  number  of  shares  of beneficial  interest,  without par value,  has been allocated and designated  to Acquiring  Fund Shares.  Assuming that the initial
               Acquiring  Fund  Shares of  beneficial  interest  were  issued in accordance  in all  material  respects  with the 1940 Act and the
               Acquiring Trust Documents,  and that all other outstanding shares of Acquiring Fund were sold, issued and paid for in accordance in
               all  material   respects  with  the  terms  of  Acquiring  Fund's
               prospectus  in  effect  at the  time of  such  sales,  each  such
               outstanding   share  is  fully   paid,   non-assessable,   freely
               transferable  and has full voting rights in  accordance  with the terms of the Acquiring Trust Documents;

          (3)  Acquiring  Trust  is  an  open-end   investment  company  of  the
               management type registered as such under the 1940 Act;

          (4)  Except as  disclosed  in  Acquiring  Fund's  currently  effective prospectus,  such  counsel  does not know of any  material  suit,
               action  or  legal  or   administrative   proceeding   pending  or
               threatened  against  Acquiring Trust, the unfavorable  outcome of which would materially and adversely affect Acquiring Fund;

          (5)  Acquiring Fund Shares to be issued  pursuant to the terms of this
               Plan have been duly  authorized and, when issued and delivered as provided in this Plan,  will have been  validly  issued and fully paid and will be non-assessable by Acquiring Trust;

          (6)  All trust  actions  required  to be taken by  Acquiring  Trust to authorize this Plan and to effect the Reorganization contemplated hereby have been duly  authorized by all necessary  action on the part of Acquiring Trust;

          (7)  The execution,  delivery or performance of this Plan by Acquiring
               Trust,  on  behalf  of  Acquiring  Fund,  will  not  violate  any provision of the Acquiring Trust Documents,  or the provisions of any agreement or other  instrument known to such counsel to which
               Acquiring  Trust,  on behalf of Acquiring  Fund, is a party or by which Acquiring  Trust, on behalf of Acquiring Fund, is otherwise bound;  this Plan is the legal,  valid and binding  obligation of
               Acquiring  Trust, on behalf of Acquiring Fund, and is enforceable
               against   Acquiring  Trust,  on  behalf  of  Acquiring  Fund,  in
               accordance with its terms; and

          (8)  The Acquiring Fund N-14 Registration  Statement has been declared or, by operation  of rule,  has become  effective  under the 1933
               Act, and, to the best  knowledge of such  counsel,  no stop order suspending the effectiveness of such  Registration  Statement has been  issued,  and no  proceedings  for such  purpose  have  been instituted  or are pending  before or threatened by the SEC under the 1933 Act,  and nothing has come to counsel's  attention  that causes it to believe that,  at the time the  Acquiring  Fund N-14
               Registration Statement became effective,  or at the Closing, such
               Registration  Statement (except for the financial  statements and other  financial and  statistical  data included  therein,  as to which counsel need not express an opinion),  contained any untrue statement of a material  fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not  misleading;  and such  counsel  knows of no legal or government  proceedings required to be described in the Acquiring
               Fund N-14 Registration  Statement, or of any contract or document of a character  required to be  described in the  Acquiring  Fund
               N-14 Registration Statement that is not described as required.

          In giving the opinions set forth above, this counsel may state that it is relying on  certificates  of the officers of  Acquiring  Trust with regard to matters of fact,  and  certain  certifications  and  written statements of governmental officials with respect to the good standing of Acquiring Trust.

     (i)  That  Acquired  Fund  shall  have  received  a  certificate  from  the
          President or a Vice  President of Acquiring  Trust to the effect that, to the best  knowledge  and  belief of such  officer,  the  statements contained in the Acquiring Fund N-14  Registration  Statement,  at the
          time the Acquiring Fund N-14 Registration  Statement became effective, at the date of the signing of this Plan,  and at the Closing,  did not contain  any untrue  statement  of a material  fact or omit to state a material fact  required to be stated  therein or necessary to make the statements therein not misleading.

     (j)  That the Acquiring  Fund N-14  Registration  Statement with respect to
          Acquiring Fund Shares to be delivered to Acquired Fund's  shareholders in accordance with this Plan shall have become effective,  and no stop
          order  suspending  the   effectiveness  of  the  Acquiring  Fund  N-14
          Registration  Statement or any amendment or supplement thereto,  shall have been issued  prior to the  Closing  Date or shall be in effect at
          Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

     (k)  That Acquiring Fund Shares to be delivered hereunder shall be eligible for sale  with  each  state  commission  or  agency  with  which  such eligibility  is  required  in order to permit  Acquiring  Fund  Shares lawfully to be delivered to each holder of Acquired Fund Shares.

     (l)  That, at the Closing,  there shall be transferred to Acquiring  Trust, on behalf of Acquiring  Fund,  aggregate  Net Assets of Acquired  Fund comprising  at least 90% in fair market  value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Acquired Fund on the Closing Date.

     (m)  That there be delivered to Acquiring Trust information  concerning the tax basis of Acquired Fund in all securities  transferred to Acquiring
          Trust,  on  behalf  of  Acquiring  Fund,   together  with  shareholder
          information including the names, addresses and taxpayer identification numbers of the  shareholders  of Acquired Fund as of the Closing Date,
          the  number  of  shares  held  by  each   shareholder,   the  dividend
          reinvestment elections applicable to each shareholder,  and the backup withholding and nonresident alien withholding certifications,  notices
          or  records  on  file  with   Acquired   Fund  with  respect  to  each
          shareholder.

     (n)  That all consents of other parties, and all other consents, orders and permits of federal,  state and local regulatory authorities (including those  of the  SEC  and of  state  Blue  Sky  securities  authorities, including any necessary "no-action" positions or exemptive orders from such federal and state  authorities),  required to permit consummation of the  Reorganization  contemplated  hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not  involve a risk of a  material  adverse  effect  on the  assets or properties of Acquired Fund or Acquiring Fund.

9.   Fees and Expenses; Indemnification of Acquired Fund Directors.

     (a)  Acquired Fund and Acquiring  Trust,  on behalf of Acquiring Fund, each represents  and  warrants  to the  other  that  there are no broker or finders'  fees  payable  by it in  connection  with  the  transactions provided for herein.

     (b)  The expenses of entering into and carrying out the  provisions of this
          Plan shall be borne  one-third each by Acquiring  Fund,  Acquired Fund and DMC; provided,  however, that DMC shall bear an additional $20,000 of Acquiring Fund's Reorganization-related expenses.

     (c)  DMC will,  at its  expense,  maintain  in full  force and effect for a period  of at least  three  years  from the  Closing  Date one or more directors  and  officers  errors  and  omissions  liability  insurance
          policies  ("D&O/E&O  insurance   policies")  which  provide  liability
          insurance  coverage  to all  of  the  then  current  Directors  of the
          Acquired  Fund on the  Closing  Date in an  amount  at least  equal to
          $3,000,000.

     (d)  DMC shall  indemnify each person serving as a Director of the Acquired
          Fund on the Closing Date to the fullest extent  consistent  with state law and the 1940 Act. Without  limitation of the foregoing,  DMC shall indemnify  each such person who was or is a party or is  threatened to be made a party to any  proceedings,  by  reason  of  alleged  acts or omissions  within the scope of his or her service as a Director of the
          Acquired Fund, against judgments,  fines,  penalties,  settlements and reasonable expenses (including attorneys' fees and any amount relating to a settlement)  actually  incurred by him or her in connection  with such  proceeding to the maximum extent  consistent  with state law and the 1940 Act.

10.  Termination; Postponement; Waiver; Order.

     (a)  Anything contained in this Plan to the contrary notwithstanding,  this
          Plan may be terminated  and the  Reorganization  abandoned at any time
          (whether  before or after  approval  thereof  by the  shareholders  of
          Acquired  Fund) prior to the Closing,  or the Closing may be postponed as follows:

          (1)  by mutual consent of Acquired Fund and Acquiring Trust;

          (2)  by Acquiring  Trust if any condition of its obligations set forth in Section 8 has not been fulfilled or waived; or

          (3)  by Acquired Fund if any condition of its obligations set forth in
               Section 8 has not been fulfilled or waived.

          An election by Acquired Fund or Acquiring Trust to terminate this Plan and to abandon the  Reorganization  shall be exercised by the Acquired
          Fund Board or the Acquiring Trust Board, respectively.

     (b)  If  the   transactions   contemplated  by  this  Plan  have  not  been
          consummated  by  December  31,  2006,  the  Plan  shall  automatically terminate  on that date,  unless a later date is agreed to by both the
          Acquired Fund Board and the Acquiring Trust Board.

     (c)  In the event of  termination  of this Plan pursuant to the  provisions hereof,  the Plan shall  become void and have no further  effect,  and neither  Acquired  Fund  nor  Acquiring  Trust,  nor  their  trustees, directors,  officers or agents or the shareholders of Acquired Fund or
          Acquiring Trust shall have any liability in respect of this Plan.

     (d)  At any time prior to the Closing,  any of the terms or  conditions  of this Plan may be waived by the party who is  entitled  to the  benefit thereof by action taken by the Acquiring  Trust Board or Acquired Fund
          Board,  as the case may be, if, in the  judgment of such  Board,  such action  or  waiver  will not have a  material  adverse  effect  on the benefits  intended under this Plan to its  shareholders,  on behalf of whom such action is taken.

     (e)  The respective  representations and warranties contained in Sections 4
          through  6  hereof  shall  expire  with  and  be   terminated  by  the
          Reorganization, and neither Acquired Fund nor Acquiring Trust, nor any of their officers,  trustees,  directors, agents or shareholders shall have any liability with respect to such  representations or warranties after the  Closing.  This  provision  shall not protect  any  officer, trustee,  director, agent or shareholder of Acquired Fund or Acquiring
          Trust  against  any  liability  to the entity for which that  officer, trustee, director, agent or shareholder so acts or to its shareholders to which that officer,  trustee,  director, agent or shareholder would otherwise  be  subject by reason of  willful  misfeasance,  bad faith, gross negligence or reckless disregard of the duties in the conduct of such office.

     (f)  If any order or orders of the SEC with  respect  to this Plan shall be issued prior to the Closing and shall  impose any terms or  conditions that are  determined  by action  of the  Acquired  Fund  Board and the
          Acquiring  Trust  Board to be  acceptable,  such terms and  conditions shall be binding  as if a part of this Plan  without  further  vote or approval of the  shareholders of Acquired Fund,  unless such terms and conditions  shall  result in a change in the method of  computing  the number of Acquiring Fund Shares to be issued to Acquired Fund in which event,  unless such terms and  conditions  shall have been included in the proxy  solicitation  material  furnished  to the  shareholders  of
          Acquired  Fund  prior  to  the  meeting  at  which  the   transactions
          contemplated  by this Plan shall have been  approved,  this Plan shall not be  consummated  and shall  terminate  unless  Acquired Fund shall promptly  call a special  meeting  of its  shareholders  at which such conditions so imposed shall be submitted for approval.

11.  Entire Agreement and Amendments.

     This Plan embodies the entire  agreement  between the parties and there are no  agreements,  understandings,  restrictions  or  warranties  relating  to the transactions  contemplated  by this Plan other  than  those set forth  herein or herein  provided  for.  This Plan may be amended  only by mutual  consent of the parties in writing.  Neither this Plan nor any  interest  herein may be assigned without the prior written consent of the other parties.

12.  Counterparts.

     This Plan may be  executed  in any  number of  counterparts,  each of which shall be deemed to be an  original,  but all such  counterparts  together  shall constitute but one instrument.

13.  Notices.

     (a)  Any notice, report or demand required or permitted by any provision of this Plan shall be in  writing  and shall be deemed to have been given to Acquired Fund if delivered or mailed,  first class postage prepaid, addressed  to Lincoln  National  Income  Fund,  Inc.,  at One Commerce
          Square, Philadelphia, PA 19103, Attention: Secretary.

     (b)  Any notice, report or demand required or permitted by any provision of this Plan shall be in  writing  and shall be deemed to have been given to  Acquiring  Trust if  delivered  or  mailed,  first  class  postage prepaid,  addressed to Delaware  Group Income  Funds,  at One Commerce
          Square, Philadelphia, PA 19103, Attention: Secretary.

14.  Governing Law.

     This Plan shall be governed by and carried out in accordance  with the laws of the State of Delaware.

               [The remainder of this page was intentionally left blank.]

     IN WITNESS WHEREOF,  Acquired Fund, Acquiring Trust, on behalf of Acquiring
Fund,  and DMC have each  caused  this Plan to be  executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                                            LINCOLN NATIONAL INCOME
                                            FUND, INC.

Attest:/s/ David F. Connor                   By:/s/ Patrick P. Coyne
  Name: David F. Connor                      Name: Patrick P. Coyne
 Title: Secretary                            Title: President

                                            DELAWARE GROUP INCOME FUNDS,
                                            on behalf of Delaware Corporate Bond
                                            Fund

Attest:/s/ David F. Connor                   By:/s/Michael P. Bishof
  Name: David F. Connor                      Name: Michael P. Bishof
 Title: Secretary                            Title: Senior Vice President/
                                                    Chief Financial Officer

                                            DELAWARE MANAGEMENT COMPANY,
                                            a series of Delaware
                                            Management Business Trust

Attest:/s/ David F. Connor                   By:/s/Patrick P. Coyne
  Name: David F. Connor                      Name: Patrick P. Coyne
 Title: Secretary                            Title: Executive Vice President